UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 11, 2017

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2017, Margaret H. Georgiadis was appointed as the Chief Executive Officer (“CEO”) of Mattel, Inc. (the “Company”), effective as of February 8, 2017. In addition, effective as of February 8, 2017, (i) the size of the Board of Directors (the “Board”) was increased from ten to eleven members, (ii) Ms. Georgiadis was elected as a new member of the Board, and (iii) Ms. Georgiadis was appointed to serve as the sole member of the Equity Grant Allocation Committee. In connection with the appointment of Ms. Georgiadis as CEO, effective as of February 8, 2017, Christopher A. Sinclair will resign from his role as the Company’s CEO and will serve as Executive Chairman of the Board.

Prior to joining Mattel, Ms. Georgiadis, age 52, served as President, Americas at Google Inc., a global technology company, since September 2011. Ms. Georgiadis was the Chief Operating Officer of Groupon, Inc., a global online local marketplace, from April 2011 through September 2011. Before joining Groupon, she served as Vice President, Global Sales Operations at Google from October 2009 to April 2011. From January 2009 through September 2009, Ms. Georgiadis was a principal at Synetro Capital LLC, a private investment firm, and has served as a director of Synetro Capital since October 2009. Previously she served as Executive Vice President, Card Products and Chief Marketing Officer at Discover Financial Services from 2004 through 2008, and as a partner at McKinsey & Company (London and Chicago) from 1990 through 2004.

Ms. Georgiadis has been a member of the board of directors of Amyris, Inc. since December 2015. She has also been a member of the board of directors of McDonald’s Corporation since January 2015 and serves as a member of its audit and finance committees. She previously served as a director of The Jones Group Inc. from February 2009 through April 2014. Ms. Georgiadis also has served as a director of the following non-profit entities: the Ad Council since July 2012 (Chair since July 2016), World Business Chicago since October 2014, Mobile Marketing Association since September 2016, and The Economic Club of Chicago since July 2013.

In connection with her appointment as CEO, the Company entered into an offer letter with Ms. Georgiadis on January 11, 2017 (the “Offer Letter”), which provides for the following effective as of February 8, 2017: (i) an annual base salary of $1,500,000; (ii) a target annual cash incentive opportunity under the Mattel Incentive Plan (“MIP”) of 150% of base salary, up to a maximum of 300% of base salary, with a minimum payout for 2017 of $1,500,000; (iii) a number of restricted stock units (“RSUs”), as part of a new-hire grant, equal to $5,500,000 divided by the average of the closing trading prices of the Company’s common stock over the 20 consecutive trading days immediately prior to the grant date (the “Average Price”); and (iv) a new-hire grant of a stock option to purchase a number of shares of Company common stock equal to $5,500,000 divided by a Black-Scholes value, determined using the Average Price. The new-hire RSUs and stock option will vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% on the third anniversary of the grant date, subject to continued service, and will vest in full in the event of a termination of Ms. Georgiadis’ employment by the Company without cause, by her for good reason, or due to her death or permanent disability. In the event of such termination of employment, the new-hire stock option also will provide for extended exercisability of up to three years following such termination (or up to five years in the event of termination of employment due to death or permanent disability).

In addition, in recognition of the value of equity compensation forfeited by Ms. Georgiadis in connection with her resignation from her prior employer, the Compensation Committee of the Board (the “Compensation Committee”) approved a make-whole grant of a number of RSUs equal to $14,000,000 divided by the Average Price, which will vest in equal installments monthly over the one-year period following the grant date, subject to continued service. The make-whole RSUs will vest in full in the event of a termination of Ms. Georgiadis’ employment by the Company without cause, by her for good reason, or due to her death or permanent disability. The Offer Letter also provides that Ms. Georgiadis’ 2017 long-term incentive grant value will be $8,250,000, delivered 33.3% in each of the following forms: performance-based RSUs under the Company’s 2017-2019 Long-Term Incentive Program (“LTIP”), time-vesting RSUs and stock options, subject to the Compensation Committee’s approval. In the event of a termination of Ms. Georgiadis’ employment by the Company without cause or by her for good reason (other than in connection with a change in control of the Company), the number of performance-based RSUs earned under the 2017-2019 LTIP cycle will be determined based on actual achievement of the performance measures for the performance cycle (without pro ration).

The Offer Letter also provides that Ms. Georgiadis will be eligible for a monthly automobile allowance of $2,000 and financial counseling services, as well as temporary accommodations, one round-trip airfare per week and expense reimbursement for incidentals through September 30, 2017 and certain other relocation benefits in connection with her relocation. The Company has also agreed to reimburse Ms. Georgiadis for up to $10,000 in legal fees incurred by her in connection with the negotiation of the Offer Letter.

Ms. Georgiadis will be eligible to participate in the Mattel, Inc. Executive Severance Plan B, as modified by the terms of a participation letter agreement between her and the Company (the “Severance Plan”). Under the Severance Plan, in the event of a termination of Ms. Georgiadis’ employment by the Company without cause, she will be entitled to: (i) severance (to be paid in equal bi-weekly installments) equal to two times the sum of her base salary and target bonus opportunity for the year in which the termination of employment occurs; (ii) an amount representing an annual incentive payout under the MIP based on actual performance, and prorated based on the number of months that she is employed during the performance period; (iii) payment of a monthly amount equivalent to the then current COBRA premium for up to one year; (iv) accelerated vesting of all unvested stock options and extended exercise periods of up to three years following the termination date; (v) accelerated pro-rata vesting of unvested time-vesting RSUs, based on the number of months that she is employed during the vesting period; and (vi) outplacement services for up to two years not to exceed $50,000. In the event of termination of Ms. Georgiadis’ employment by the Company without cause or a resignation for good reason, in either case, on or within the two-year period following a change of control of the Company, she will be provided with: (i) a lump-sum severance payment equal to two times the sum of her annual base salary and target bonus opportunity for the year in which the termination of employment occurs; (ii) an amount representing an annual incentive payout under the MIP based on her target annual incentive opportunity for the year in which the termination of employment occurs, and prorated based on the number of months that she is employed during the performance period; (iii) accelerated vesting of all unvested stock options and extended exercise periods of up to three years following the termination date, and accelerated vesting of all unvested time-vesting RSUs; (iv) payment of a monthly amount equivalent to the then current COBRA premium for up to two years; and (v) outplacement services for up to two years not to exceed $50,000.

The payments and benefits under the Severance Plan are conditioned on Ms. Georgiadis’ execution of a general release agreement with the Company and, in certain circumstances, compliance with post-employment covenants to (i) protect the Company’s confidential information; (ii) not accept employment with or provide services to a competitor or solicit the Company’s employees for one year after the termination date; and (iii) not disparage or otherwise impair the Company’s reputation or goodwill or the commercial interests of the Company or any of the Company’s affiliated entities or its officers, directors, employees, stockholders, agents or products.

The foregoing descriptions are qualified in their entirety by reference to the Offer Letter and Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his service as Executive Chairman, on January 11, 2017, the following compensation package for Mr. Sinclair was approved, effective as of February 8, 2017: (i) an annual base salary of $1,000,000 (reduced from his base salary as CEO of $1,500,000); (ii) a target annual cash incentive opportunity under the MIP of 100% of base salary (reduced from his target opportunity as CEO of 150% of base salary); and (iii) a 2017 long-term incentive grant value of $3,000,000 (reduced from his 2016 long-term incentive grant value as CEO of $7,000,000), delivered 33.3% in each of the following forms: performance-based RSUs under the 2017-2019 LTIP, time-vesting RSUs and stock options, subject to the Compensation Committee’s approval. Mr. Sinclair’s 2017 stock option grant and time-vesting RSUs will vest in full on the date of the Company’s 2018 annual meeting of stockholders and, provided that he remains Executive Chairman at least until the 2018 annual meeting, the number of performance-based RSUs earned under the 2017-2019 LTIP cycle will be determined based on actual achievement of the performance measures for the performance cycle (without pro ration). For the remainder of 2017, Mr. Sinclair will continue to be eligible for the other benefits provided to him as CEO, other than his monthly allowance of $60,000 and the personal use of a private aircraft, which will cease effective as of April 1, 2017.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Georgiadis as the Company’s CEO and a member of the Board and the resignation of Mr. Sinclair as the Company’s CEO and his designation as Executive Chairman of the Board is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Mattel, Inc. and Margaret H. Georgiadis, dated January 11, 2017, regarding an offer of employment for the position of Chief Executive Officer

10.2	Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B between Mattel, Inc. and Margaret H. Georgiadis, dated January 11, 2017

99.1**	Press release dated January 17, 2017

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	MATTEL, INC.

	By:	/s/ Robert Normile
		Name:	Robert Normile

		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Mattel, Inc. and Margaret H. Georgiadis, dated January 11, 2017, regarding an offer of employment for the position of Chief Executive Officer

10.2	Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B between Mattel, Inc. and Margaret H. Georgiadis, dated January 11, 2017

99.1**	Press release dated January 17, 2017

** Furnished herewith